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                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
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                                 Amresco, Inc.
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AMRESCO, INC.                                                       NEWS RELEASE

FOR IMMEDIATE RELEASE
May 11, 2001


                   ISS RECOMMENDS A VOTE FOR AMRESCO DIRECTORS
                           OVER ARABIA GROUP NOMINEES



         DALLAS - AMRESCO, INC. (Nasdaq: AMMB) announced today that Institutional Shareholder Services (ISS), widely recognized as the leading independent proxy advisory firm in the world, has recommended that AMRESCO stockholders vote FOR the Company's slate of director nominees and AGAINST all of the Arabia Group's director nominees and bylaw proposals at AMRESCO's Annual Meeting scheduled to be held on May 15, 2001.

         In reaching its decision to recommend a vote FOR the three AMRESCO directors over the Arabia Group's slate, ISS noted that "management has taken the necessary steps in attempting to turn the company around and to increase stockholder value." ISS went on to point out that "management appears to have a sound plan for the company's future."

         Furthermore, in reaching its decision to recommend a vote AGAINST the Arabia Group's bylaw proposals, ISS indicated "We believe that approval of these amendments could adversely impact the board's decision making processes, possibly resulting in gridlock."

         In conclusion, ISS stated, "We believe that this new management team should, at the very least, be given the opportunity to expeditiously implement their program in hopes of turning around the company."

         Randolph E. Brown, chairman and chief executive officer of AMRESCO said, "We are very pleased that ISS recognizes our efforts to enhance stockholder value and has recommended that stockholders vote for AMRESCO's director nominees and against the Arabia Group's nominees and bylaw proposals. Like ISS, we see no benefit to stockholders in electing the Arabia Group's nominees who have no specific plan for the company."

         AMRESCO continues to urge all stockholders to vote for the AMRESCO's board nominees on the WHITE proxy card. To support the AMRESCO directors, stockholders should vote their WHITE proxy card in favor of the AMRESCO slate and discard the GOLD proxy card mailed by the Arabia Group. For more information about how to vote for the WHITE proxy card FOR AMRESCO's nominees, stockholders can call the Company's proxy solicitor, MalCon Proxy Advisors, Inc. toll-free at 800-475-9320 or collect at 212-619-4565.


     700 North Pearl Street o Suite 1900 o LB 342 o Dallas, Texas 75201-7424
                         214-953-7700 o Fax 214-953-7828
                                 www.amresco.com


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PAGE 2 / ISS RECOMMENDS A VOTE FOR AMRESCO DIRECTORS OVER ARABIA GROUP NOMINEES

         AMRESCO, INC. is a small and middle market business lending company. Based in Dallas, AMRESCO has offices nationwide. For more information about AMRESCO, visit the website at www.amresco.com.

                                      # # #

CONTACT:
Edward McCarthy
MalCon Proxy Advisors, Inc.
(212) 619-4565

COMPANY CONTACT:
Jon Pettee                 investor@amresco.com
(214) 953-7942